FIRST TRUST ADVISORS L.P.
                          FIRST TRUST PORTFOLIOS L.P.
                                 CODE OF ETHICS


I.    STATEMENT OF GENERAL PRINCIPLES

      This Code of Ethics is being adopted by First Trust Advisors L.P. ("FTA") and First Trust Portfolios L.P. ("FTP" and, together with FTA, the "Companies"), The FT Series (formerly known as The First Trust Special Situations Trust), The First Trust Combined Series, The First Trust of Insured Municipal Bonds, The First Trust GNMA, and The First Trust of Insured Municipal Bonds - Multi-State in recognition of the fact that (i) FTA owes a fiduciary duty of loyalty at all times to Clients, including investment companies for which FTA provides investment advisory services, to act in the best interests of Clients and always place the Clients' interest first and foremost and (ii) FTP owes a duty at all times to place the interests of Clients first including investment companies for which FTP acts as sponsor or distributor and the Unit holders or shareholders thereof. In recognition of such duties it is each Company's policy that the personal securities transactions and other activities of each Company's personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities including, taking an investment opportunity from the Client for an employee's own portfolio, insider trading or frontrunning Clients or investment company securities trades. It is also each Company's policy that such Company personnel should not take inappropriate advantage of their position with respect to Clients and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Clients. This Code of Ethics does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Supervised Persons from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

II.   DEFINITIONS

For Purposes of this Code of Ethics:

      A. "Access Person" shall mean, with respect to FTP, any partner, officer, or employee of FTP who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of securities for a Client's portfolio or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation regarding the purchase or sale of securities for a Client and, with respect to FTA, any officer, director or partner of FTA and any Supervised Person who (1) has access to nonpublic information regarding any Clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; or (2) is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic; or (3) in connection with his or her regular functions or duties makes, participates in, or obtains information regarding, the purchase or sale of securities by a Client or whose functions relate to the making of any such recommendations with respect to such purchase or sales. An Access Person includes, but is not limited to, all personnel in each Company's research, new products, securities trading, unit investment trust trading, wholesaling, evaluation, marketing, trust administration, compliance, legal, corporate publishing and investment advisory departments and any and all supervisors thereof.

      B. "Client" shall mean (i) with respect to FTA, any client of FTA, including separate managed accounts and any Reportable Fund, and (ii) with respect to FTP, any open-end management investment company for which FTP acts as distributor and any Trust for which FTP acts as sponsor or principal underwriter.

      C. "Company"  shall  mean  First  Trust  Advisors  L.P.   or  First  Trust
Portfolios L.P., as applicable.

      D. "ETFs" shall mean exchange-traded funds, including both exchange-traded funds that are open-end investment companies or unit investment trusts.

      E. "Investment Person" shall mean any Access Person of a Company who in connection with his or her regular functions or duties makes, participates in or executes decisions regarding the purchase or sale of securities for a Client's portfolio and includes, but is not limited to, all personnel in a Company's research, new products, securities trading, trust administration and investment advisory departments and any and all supervisors thereof. Each person designated as an Investment Person is therefore also designated as an Access Person for purposes of this Code of Ethics.

      F. "Reportable Fund" shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which FTA serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds, (2) any fund whose investment adviser or principal underwriter controls FTA, is controlled by FTA, or is under common control with FTA, or (3) any Trust.

      G. "Shareholder" shall mean the holder of any share of any management investment company for which FTP acts as distributor or principal underwriter or for which FTA acts as investment adviser.

      H. "Supervised Person" shall include any of a Company's directors (or other person occupying a similar status or performing similar functions), officers, partners, employees or any other person who provides investment advice on behalf of a Company and is subject to the supervision and control of the Company as well as any other person designated by such Company's Chief
Compliance Officer. All Access Persons and Investment Persons are also considered Supervised Persons.

      I. "Trust" shall mean any unit investment trust sponsored by FTP.

      J. "Unit holder" shall mean the holder of any unit of any Trust.

III.  STANDARDS OF BUSINESS CONDUCT

      Each Company and all of its Supervised Persons shall at all times comply and adhere to the following standards of business conduct which reflect such Company's and all Supervised Persons' obligations:

      A. Federal Securities Laws. Each Company and all Supervised Persons must at all times comply with applicable federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any applicable rules adopted thereunder by the Commission or the Department of the Treasury. In connection with this standard of business conduct, Supervised Persons shall not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Client:

            a.Defraud such Client in any manner;

            b.Mislead such Client, including by making any untrue statement of a material fact or making a statement that omits material facts;

            c.Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such Client;

            d.Engage in any manipulative  practice  with respect to such Client;
      or

            e.Engage in any manipulative practice with respect to securities, including price manipulation.

      B. Conflicts of Interest. As a fiduciary, FTA has an affirmative duty of care, loyalty and honesty and good faith to act in the best interests of Clients. Supervised Persons can fulfill this duty by trying to avoid conflicts of interest and by fully disclosing all material facts with respect to any conflicts that may arise. Specific types of undisclosed conflicts of interest that are prohibited include:

            a.Conflicts among different Client accounts or favoring one account over another; and

            b.Competition with trading in Client accounts.

      C. Insider Trading. In accordance with each Company's Insider Trading Policy, all Supervised Persons are prohibited from trading, either for their own accounts or on behalf of others, while in possession of material, non-public information as well as communicating material non-public information to others. Refer to Section 11 of FTA's Compliance Manual and Part III of FTP's Compliance Manual.

      D.   Personal Securities  Transactions.   All  Access Persons shall comply
with the policies and procedures included in this Code of Ethics with respect to personal securities transactions.

IV.   PROHIBITED PRACTICES

      In furtherance of the policies set forth in Section I above, the following practices shall be prohibited:

      A. No Access Person shall purchase any security during the initial public offering of such security.

      B. No Access Person shall purchase any security in a private placement transaction unless the purchase has been approved IN WRITING AND IN ADVANCE by the Compliance Department. In considering whether to approve any such transaction, the Compliance Department shall take into account, among other factors, whether the investment opportunity should be reserved for Clients, including any Unit holders, Shareholders, Reportable Funds or proposed Trusts and whether the opportunity is being offered to an individual by virtue of his or her position. Any Access Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Department before he or she takes part in a subsequent consideration of any Client's investment in that issuer, and the decision to include securities of such issuer in a Client shall be subject to independent review by the Compliance Department of the Companies. The Compliance Department shall maintain a written record of any approvals granted hereunder including the reasons supporting such approvals.

      C. No Access Person shall purchase or sell any security prior to the initial public offering period of a Trust which it is proposed may contain that security in its portfolio. No Access Person shall purchase or sell any security on the same day that security is bought or sold on behalf of a Client. With respect only to non-discretionary services provided by FTA to an investment adviser or program sponsor, no Access Person shall purchase or sell any security on (i) the day of the initial delivery by FTA of a model portfolio investment recommendation to an investment adviser or program sponsor or (ii) any day changes are made with respect to a model portfolio investment recommendation (i.e., recommendation to buy a security for the model or sell a security from the model).

      No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold on behalf of a Client. With respect only to non-discretionary services provided by FTA to an investment adviser or program sponsor, no Investment Person shall purchase or sell a security within seven days before or after (i) the day of the initial delivery by FTA of a model portfolio investment recommendation to an investment adviser or program sponsor or (ii) the day changes are made with respect to a model portfolio investment recommendation (i.e., recommendation to buy a security for the model or sell a security from the model). Any profits realized on transactions prohibited by this Section shall be disgorged.

      D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. Any profits realized on transactions prohibited by this Section shall be disgorged.

      E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Department upon a determination that board service would be consistent with the interests of Clients (including investors with respect to investment companies) and the establishment of appropriate "Chinese wall" procedures by the Compliance Department.

      F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

      G.   Except with respect to private  placement  transactions  set forth in
Section IV.B. above, no Access Person or Investment Person shall purchase or sell any security of an issuer with a market capitalization of less than $1 billion unless the security is a Reportable Fund or an ETF. Any profits realized on transactions prohibited by this Section shall be disgorged.

V.  COMPLIANCE PROCEDURES AND REPORTING REQUIREMENTS

      In   order   to   effectuate  and  monitor  the  foregoing  policies   and
prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures and requirements:

      A. The securities trading personnel of the Companies shall provide the Compliance Department with (i) a daily summary of all executed orders entered by, on behalf of, or with respect to Clients and FTP's unit investment trust accumulation account or accounts and (ii) a daily summary of all model portfolio investment recommendations (including changes to any such portfolio investment recommendations) provided to investment advisers or program sponsors.

      B. Each Access Person shall direct any brokers, dealers or banks at which he or she maintains securities accounts to provide on a timely basis (within 30 days of each month end or calendar quarter, as applicable) duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Department. The Compliance Department shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

      C. Upon commencement of employment with a Company or upon a change of employment status that results in an employee being deemed an Access Person with a Company, each Access Person shall disclose all personal securities holdings to the Compliance Department within 10 days after such person becomes an Access Person by submitting the form attached to this Code of Ethics as Exhibit A, and the information provided must be current as of a date no more than 45 days prior to the date such person becomes an Access Person.

      D. Each Access Person shall disclose all personal securities holdings to the Compliance Department within 30 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A, and the information provided must be current as of a date no more than 45 days prior to the date of the report.

      E. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to a Company shall require the reporting of any transaction or position, in which such person has, acquires or disposes of any beneficial ownership interest.

      F. The Chief Compliance Officer or his or her designee shall review all reports submitted by Access Persons and Investment Persons to ensure that all reporting requirements are complied with.

VI.       PRE-CLEARANCE REQUIREMENTS

      A. Subject to Section VIII.C. below, an Access Person may not purchase or sell, directly or indirectly, any security in which the Access Person has (or after such transaction would have) any beneficial ownership interest unless the Access Person obtains prior approval for the transaction from the Compliance Department. Pre-clearance requests must be made on the date of the contemplated transaction, through the use of the pre-trade authorization function contained within a Company's automated pre-clearance system. Pre-clearance requests will be reviewed to determine whether the proposed transaction complies with this Code of Ethics, whether the security is restricted for Company employees and whether the proposed transaction raises any potential conflicts of interest or other issues. The Compliance Department will communicate to the requesting Access Person its approval or denial of the proposed transaction via the automated pre-clearance system application or via e-mail. Any approval will remain in effect only until the end of the trading day on which the approval was granted. Access Persons must wait for approval before placing the order with their broker.

      B. The Compliance Department will maintain an electronic log of all pre-clearance requests and will record the approval or denial of each request contained in the log.

VII.       APPROVED BROKER LIST

      A. With respect to all personal securities transactions, each Access Person shall maintain an account only with a broker, dealer or bank that is on the Companies' approved broker list attached as Exhibit C hereto (the "Approved Broker List"). The Approved Broker List shall be maintained by the Compliance Department and may be amended at any time at the discretion of the Chief Compliance Officer.

VIII.       EXEMPTIONS

      A.   The  following shall be exempted from  the  Prohibited  Practices  of
Section IV.C., IV.D. and IV.G. and the Compliance Procedures and Reporting Requirements set forth in Section V; provided, however, that transactions included in Section VIII.A.5 must be included in the initial and annual holdings reports submitted pursuant to Section V.C. and V.D; and provided further that the names of any and all brokers, dealers or banks with which an Access Person maintains accounts in which ANY SECURITIES ARE HELD for the Access Person's direct or indirect benefit must be disclosed in the initial and annual holdings reports submitted pursuant to Section V.C. and V.D.:

             1.   Direct obligations of the Government of the United States.

             2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

             3.   Shares issued by money market funds.

             4. Shares issued by open-end investment companies other than Reportable Funds and ETFs.

             5. Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

      B.   The following shall be  exempted  from  the  Prohibited  Practices of
Section IV.C., IV.D. and IV.G., BUT NOT FROM THE COMPLIANCE PROCEDURES AND REPORTING REQUIREMENTS SET FORTH IN SECTION V ABOVE:

             1. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion at the time of the transaction.

             2. With respect to the purchase or sale of shares of issuers who have a market capitalization of less than $1 billion, the purchase or sale of shares in a single round-lot transaction of 100 shares, or odd-lot transactions of less than 100 shares, when the aggregate number of shares of such securities purchased or sold on a given day does not exceed 100 shares.

             3. Purchases or sales of a security on behalf of an Investment Person or Access Person within a discretionary account when ALL investment decisions are made by a person or entity who is UNRELATED to the Investment Person or Access Person and such discretionary account has been approved in advance by the Companies' Compliance Department. A copy of the executed investment management agreement must also be provided to the Companies' Compliance Department. If such discretionary account is not approved by the Companies' Compliance Department the Investment Person or Access Person, as the case may be, is prohibited from maintaining the discretionary account regardless of whether the Investment Person or Access Person is seeking exemption from the Prohibited Practices of
      Section IV.C. and IV.D.

             4.   Purchases or sales of shares of ETFs.

             5.   Unit investment trusts.

             6. Sales of shares of distressed issuers (i.e., imminent bankruptcy) whose shares are traded on a national or foreign securities exchange and which had a market capitalization of at least $1 billion at the time of the acquisition so long as such transaction is approved in advance by the Chief Compliance Officer or General Counsel. Such approval may be withheld at the discretion of the Chief Compliance Officer or General Counsel.

      C. The following shall be exempted from the Pre-Clearance Requirements of Section VI:

             1.   Direct obligations of the Government of the United States.

             2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

             3.   Shares issued by money market funds.

             4. Shares issued by open-end investment companies other than Reportable Funds and ETFs.

             5.   Unit investment trusts.

             6. Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

             7. Purchases or sales of a security on behalf of an Investment Person or Access Person within a discretionary account when ALL investment decisions are made by a person or entity who is UNRELATED to the Investment Person or Access Person and such discretionary account has been approved in advance by the Companies' Compliance Department. A copy of the executed investment management agreement must also be provided to the Companies' Compliance Department. If such discretionary account is not approved by the Companies' Compliance Department the Investment Person or Access Person, as the case may be, is prohibited from maintaining the discretionary account regardless of whether the Investment Person or Access Person is seeking exemption from the Pre-Clearance Requirements of
      Section VI.

      D. The following accounts shall be exempted from the Approved Broker List Requirements of Section VII:

             1. Discretionary accounts where ALL investment decisions are made by a person or entity who is UNRELATED to the Investment Person or Access Person and such discretionary account has been approved in advance by the Companies' Compliance Department. A copy of the executed investment management agreement must also be provided to the Companies' Compliance Department. If such discretionary account is not approved by the Companies' Compliance Department the Investment Person or Access Person, as the case may be, is prohibited from maintaining the discretionary account.

             2. Brokerage accounts where the only securities contained in such account are (i) direct obligations of the Government of the United States,
      (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by money market funds, and/or (iv) shares issued by open-end investment companies but not Reportable Funds and ETFs.

             3. Brokerage accounts required by law or company policy to be maintained at a broker, dealer or bank not contained on the Approved Broker List; provided, however, all discretionary accounts must comply with the provisions contained in Section VIII.D.1.

IX.    REPORTING OF VIOLATIONS AND ANNUAL CERTIFICATION

      A. All Supervised Persons must report any violations of this Code of Ethics promptly to the Chief Compliance Officer.

      B. Each Company shall provide each Supervised Person with a copy of this Code of Ethics and any amendments and require each Supervised Person to provide the Company with a written acknowledgement of their receipt of the Code of Ethics and any amendment.

      C. Within 30 days following the end of each calendar year, each Access Person shall certify to each Company that he or she has received, read and understands this Code of Ethics and any amendments thereto and recognizes that he or she is subject to it and that he or she has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

X.       SANCTIONS

      Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions, the general principles or the standards of business conduct described herein, the Company may impose such sanctions as it deems appropriate, including, inter alia, a fine, letter of censure, suspension or termination of the employment of the violator. In addition, any profits realized on transactions prohibited by this Code of Ethics shall be disgorged.

      Amended as of December 31, 2008.

                              ACKNOWLEDGEMENT OF RECEIPT

       I, __________________________________________,  hereby acknowledge that I have received, read and understand the Code of Ethics of First Trust Advisors L.P. and First Trust Portfolios L.P. dated as of December 31, 2008.

_______________________________               _____________________________
Employee Signature                            Date






{00010967.DOC;12}

                                   EXHIBIT A


                           FIRST TRUST ADVISORS L.P.


                          FIRST TRUST PORTFOLIOS L.P.


                            ACCESS/INVESTMENT PERSON


                           SECURITIES HOLDINGS REPORT

       Name of Access/Investment Person: ____________________________________

       Date: ______________________________________________________

             I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.

 Issuer Ticker/CUSIP Type of Security # of Shrs/Principal Amount Market Value











       OR

             I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

       OR

             I hereby certify that as of __________________, I had a beneficial interest in no securities.

       As of _____________________, I maintained accounts where securities are held for my direct or indirect benefit at the following brokers, dealers or banks:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

       I hereby authorize FIRST TRUST ADVISORS L.P. and FIRST TRUST PORTFOLIOS L.P. to disclose personal and/or account information to third parties in connection with any monitoring requirements pursuant to Rule 17j-1 of the Investment Company Act of 1940, Rule 206(4)-7 under the Investment Advisers Act of 1940, NASD Rule 3050, NYSE Rule 407 and/or the FIRST TRUST ADVISORS L.P. and FIRST TRUST PORTFOLIOS L.P. Code of Ethics.


______________________________________
Signature



{00010967.DOC;12}

                                   EXHIBIT B

                           FIRST TRUST ADVISORS L.P.
                          FIRST TRUST PORTFOLIOS L.P.
                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION


          I, ___________________________, hereby certify that I have received, read, and understand the FIRST TRUST ADVISORS L.P. AND FIRST TRUST PORTFOLIOS L.P. Code of Ethics dated December 31, 2008. I recognize that I am subject to this Code of Ethics. Furthermore, I certify that (i) I have complied during the preceding year with the provisions of the Code of Ethics in effect during such time period, (ii) I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics in effect during such time period, (iii) I will comply with the provisions of the Code of Ethics dated December 31, 2008, as may be amended from time to time, during the next twelve months and (iv) I will disclose or report all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics dated December 31, 2008, as may be amended from time to time, during the next twelve months. Additionally, I hereby authorize FIRST TRUST ADVISORS L.P. and FIRST TRUST PORTFOLIOS L.P. to disclose personal and/or account information to third parties in connection with any monitoring requirements pursuant to Rule 17j-1 of the Investment Company Act of 1940, Rule 206(4)-7 under the Investment Advisers Act of 1940, NASD Rule 3050, NYSE Rule 407 and/or the FIRST TRUST ADVISORS L.P. and FIRST TRUST PORTFOLIOS L.P. Code of Ethics.








                                             ___________________________________
________________________
         Signature                                 Date





{00010967.DOC;12}

                                   EXHIBIT C

                           FIRST TRUST ADVISORS L.P.
                          FIRST TRUST PORTFOLIOS L.P.
                              APPROVED BROKER LIST



                 TO BE MAINTAINED BY THE COMPLIANCE DEPARTMENT



{00010967.DOC;12}